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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 20, 2005

                                  Arkona, Inc.
             (Exact Name of Registrant as Specified in its Charter)


                  Delaware                 0-24372             33-0611746
--------------------------------         -----------    -----------------------
 (State or other jurisdiction of         (Commission        (IRS Employer
 incorporation or organization)          File Number)     Identification No.)


     10757 South River Front Parkway, Suite 400
                 South Jordan, Utah                                84095
-----------------------------------------------------         ------------------
       (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's Telephone Number, Including Area Code: (801) 501-7100


                                      N/A
              (Former name, former address, and formal fiscal year,
                         if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or completed Interim Review

         On October 20, 2005, the board of directors of Arkona, Inc. (the "Company") determined that its financial statements for the fiscal years ended March 31, 2004 and 2005 and for the quarter ended June 30, 2005 should no longer be relied upon because of an error in such financial statements. The error also affects financial statements for the fiscal years ended March 31, 2002 and March 31, 2003 and interim financial statements from fiscal 2002 through fiscal 2005.

         The underlying error relates to the Company's capitalization, amortization and expensing of software development costs. Reported revenue is not expected to change. Between November 2000 and the end of fiscal year 2003, the Company immediately expensed all costs associated with software development. In fiscal 2004, the Company began to capitalize, in accordance with SFAS No. 86, certain costs associated with developing software for the integration of its customers (automobile dealerships) and their suppliers (automobile manufacturers). As a result of reviews conducted by the Company's new Chief Financial Officer and independent public accountants, the Company believes that certain software development costs expensed in fiscal years 2001 through 2003 are factually indistinguishable from those that were capitalized in subsequent years and, accordingly, should have been capitalized. The capitalized assets should then have been amortized over five years, their estimated useful life.

         A portion of this error was discovered prior to the Company's filing of its Form 10-KSB for the fiscal year ended March 31, 2005 (the "2005 10-KSB") and addressed in the financial statements included in that report. Upon further review of such financial statements, the Company has determined that a capitalized asset related to the initial development of the Company's dealer management software, which is subject to impairment testing, and the capitalized asset related to subsequent improvements and features (primarily dealership/manufacturer integration), which are amortized, were improperly conflated. In addition, the Company determined that expenses related to the amortization of the capitalized software development costs, which were booked as Sales, General and Administrative expenses, should have been included in Cost of Sales.

         The Company expects to file an Amendment No. 1 (the "Amendment") to the 2005 10-KSB that restates the financial statements included in the 2005 10-KSB and setting forth, in a footnote, the effect of the corrections described above on net income and net income per share for fiscal years 2001 through 2005. The Amendment will also contain such other disclosures and changes as the Company believes are necessary or appropriate. The Company also expects to file an amendment to its Quarterly Report on Form 10-QSB for the period ended June 30, 2005 reflecting the appropriate corrections.

         In general, the effect of the corrections will be to decrease reported expenses for periods during fiscal years 2001, 2002 and 2003, as items that were previously expensed are capitalized. Since these capitalized expenses are amortized in subsequent years, expenses for periods during fiscal years 2004 and 2005 are expected to increase. The Company has not yet finalized the revised financial statements to be included in the Amendment, but expects that corrections to net income will be approximately as follows:

                                   (Unaudited)
-------------------------------------------------------------------------------
                       Previously                               Estimated
Fiscal Year Ended     Reported Net        Increase in          Adjusted Net
    March 31:        Income (Loss)     Net Income (Loss)      Income (Loss)
------------------- ----------------- --------------------- -------------------
     2005           $  3,289,519      $        (114,147)     $  3,175,372
------------------- ----------------- --------------------- -------------------
     2004           $  1,918,898      $         (68,746)     $  1,850,152
------------------- ----------------- --------------------- -------------------
     2003           $ (1,598,824)     $         366,051      $ (1,232,773)
------------------- ----------------- --------------------- -------------------
     2002           $ (5,549,826)     $         392,719      $ (5,157,107)
------------------- ----------------- --------------------- -------------------
     2001           $ (5,909,545)     $         119,165      $ (5,790,380)
------------------- ----------------- --------------------- -------------------


                                   (Unaudited)
-------------------------------------------------------------------------------
  Quarters Ended       Previously         Increase in           Estimated
                      Reported Net                             Adjusted Net
     June 30:        Income (Loss)     Net Income (Loss)      Income (Loss)
------------------- ----------------- --------------------- -------------------
     2005           $    222,402      $        (28,998)      $      193,404

------------------- ----------------- --------------------- -------------------
     2004           $       837,458   $        (56,203)      $      781,255
------------------- ----------------- --------------------- -------------------

Management of the Company has discussed the matters disclosed in this Report with the Company's independent public accountants.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Arkona, Inc.



Dated:  October 24, 2005

By /s/ Leland H. Boardman
   --------------------------
Leland H. Boardman
Chief Financial Officer


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